Exhibit 2.3

XANADU QUANTUM TECHNOLOGIES LIMITED

INVESTOR AND REGISTRATION RIGHTS AGREEMENT

MARCH 26, 2026

INVESTOR AND REGISTRATION RIGHTS AGREEMENT

This Investor and Registration Rights Agreement dated as of March 26, 2026 (the “Effective Date”) is among Xanadu Quantum Technologies Limited, a corporation incorporated under Business Corporations Act (Ontario) (the “Company”), Crane Harbor Sponsor LLC, a Delaware limited liability company (the “Sponsor”), Christian Weedbrook, a resident of Toronto, Ontario (the “Founder”)  and the parties listed on Schedule A .

WHEREAS, on November 3, 2025, the Company Xanadu Quantum Technologies Inc., a corporation continued under the Business Corporations Act (Ontario), (“Xanadu”), Crane Harbor Acquisition Corp., a corporation continued under the Business Corporations Act (Ontario) (“Crane Harbor”) entered into a business combination agreement (the “Business Combination Agreement”), pursuant to which, among other things, Crane Harbor was continued from the Companies Act (Cayman Islands) to the Business Corporations Act (Ontario) (the “OBCA”), and, pursuant to the Plan of Arrangement, the Company acquired all of the issued and outstanding shares in the capital of each of Xanadu and Crane Harbor in exchange for Subordinate Voting Shares and Multiple Voting Shares (the “Share Exchange”, and together with the other transactions consummated pursuant to the Business Combination Agreement, the “Transactions”);

WHEREAS, as a result of the Transactions, each of the Holders designated as (i) “Former Xanadu Holders” on Schedule A (together with any Permitted Transferees, the “Company Former Xanadu Holders”), and (ii) “Former Crane Harbor Holders” on Schedule A (together with any Permitted Transferees, the “Former Crane Harbor Holders”) received Subordinate Voting Shares and/or Multiple Voting Shares pursuant to the Share Exchange.

NOW, THEREFORE, in consideration of the foregoing, the parties agree as follows:

Article 1

INTERPRETATION

1.1	Defined Terms.

“Additional Holder” has the meaning ascribed to it in Section 11.4.

“Affiliate” means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such specified Person.

“Agreement” means this investor and registration rights agreement and all schedules and exhibits attached to it, as it may be amended, restated, replaced or supplemented from time to time in accordance with this Agreement.

“Articles of the Company” means the articles of incorporation of the Company dated October 2, 2025, as such articles and certificate of incorporation or equivalent constating documents may from time to time be amended, restated, replaced or superseded.

“Board” means the board of directors of the Company.

“Bought Deal” means an Underwritten Offering on a bought deal basis pursuant to which an underwriter has committed to purchase securities of the Company in a “bought deal” letter prior to the filing of a Canadian Preliminary Prospectus or Canadian Prospectus (as applicable) or Prospectus.

“Business Day” means any day of the year, other than a Saturday, Sunday or day on which banks are closed for business in Toronto, Ontario, or New York City, New York.

“Canadian Preliminary Prospectus” means a preliminary prospectus of the Company in respect of Subordinate Voting Shares which has been filed with and a receipt issued therefor by the applicable Canadian Securities Authorities, including all amendments thereto and all material incorporated by reference therein.

“Canadian Prospectus” means a final prospectus of the Company in respect of Subordinate Voting Shares which has been filed with and a receipt issued therefor by the applicable Canadian Securities Authorities, including all amendments thereto and all material incorporated by reference therein.

“Canadian Qualifying Jurisdictions” means, at the relevant time, Ontario and any other provinces or territories in which the Company has determined to become a reporting issuer under applicable Canadian Securities Laws.

“Canadian Securities Authorities” means the securities commissions or other securities regulatory authorities in each of the Canadian Qualifying Jurisdictions.

“Canadian Securities Laws” means the securities legislation of each of the Canadian Qualifying Jurisdictions including all rules, regulations, instruments, policies, published policy statements, rulings and blanket orders thereunder or issued by one or more of the securities regulatory authorities in each of the Canadian Qualifying Jurisdictions.

“Canadian Shelf Prospectus” has the meaning ascribed to it in Section 2.2.

“Canadian Shelf Supplement” has the meaning ascribed to it in Section 2.2.

“Companies Group” means, collectively, the Company and the Subsidiaries of the Company.

“Company Shareholders” means the holders of the Company Shares.

“Company Shares” means collectively, the Subordinate Voting Shares and Multiple Voting Shares.

“Control” means (i) in relation to a Person that is a body corporate, (a) the beneficial ownership, directly or indirectly, of voting securities of such Person (or its successor entity resulting from any amalgamation, merger, arrangement or other reorganization) carrying more than 50% of the voting rights attaching to all voting securities of such Person (or its successor entity resulting from any amalgamation, merger, arrangement or other reorganization) or (b) the right to elect or appoint a majority of the board of directors (or equivalent) of such Person (or its successor entity resulting from any amalgamation, merger, arrangement or other reorganization), and (ii) in relation to a Person that is a partnership, limited partnership, business trust or other similar entity, (a) the beneficial ownership, directly or indirectly, of voting securities of such Person carrying more than 50% of the voting rights attaching to all voting securities of such Person (or its successor entity resulting from any amalgamation, merger, arrangement or other reorganization), or (b) the beneficial ownership, directly or indirectly, of other interests or the holding of a position (such as trustee) entitling the holder thereof to exercise control and direction over the activities of such Person (or its successor entity resulting from any amalgamation, merger, arrangement or other reorganization), and “Controls” and “Controlled” shall have corresponding meanings.

“Covered Person” has the meaning ascribed to it in Section 9.1.

“Demand Canadian Prospectus” has the meaning ascribed to it in Section 2.2.

“Demand Notice” has the meaning ascribed to it in Section 2.3.

“Demand Registration” has the meaning ascribed to it in Section 2.1.

“Demand Registration Statement” has the meaning ascribed to it in Section 2.2.

“Director” means a member of the Board.

“Director Election Meeting” means any meeting of Company Shareholders at which Directors are to be elected to the Board.

“Equity Plan” means any equity or equity-based compensation plan of the Company or any Subsidiary of the Company, including any stock option plan or any restricted stock unit.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder.

“Former Crane Harbor Holders Lock-Up End Date” means, with respect to the Subordinate Voting Shares issued in exchange for the Crane Harbor Class B ordinary shares received by the Sponsor in accordance with the terms of the Plan of Arrangement, the earlier of (i) the one year anniversary date of the Effective Date, (ii) the date on which the closing price on the Nasdaq Stock Market for the Subordinate Voting Shares has equaled or exceeded US$12.00 per Subordinate Voting Shares for 20 trading days within any 30 consecutive trading day period commencing at least 150 days after the date hereof, and (iii) the date on which the Company completes a subsequent liquidation, merger, arrangement, share exchange, reorganization or other similar transaction that results in all of the Company’s Shareholders having the right to exchange their Subordinate Voting Shares for cash, securities or other property.

“Former Crane Harbor Holder Lock-Up Period” has the meaning ascribed to it in Section 11.1.

“Founder Director” has the meaning ascribed to it in Section 12.1.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time.

“Governmental Entity” means (i) any governmental or public department, central bank, court, minister, governor-in-council, cabinet, commission, tribunal, board, bureau, agency, commissioner or instrumentality, whether international, multinational, national, federal, provincial, state, municipal, local, or other; (ii) any subdivision or authority of any of the above; (iii) any stock exchange; and (iv) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the above.

“Holder” means any Person party to this Agreement owning Registrable Securities or any Permitted Transferee owning Registrable Securities in accordance with Article 8.

“Indemnified Party” has the meaning ascribed to it in Section 9.3.

“Indemnifying Party” has the meaning ascribed to it in Section 9.3.

“Initial Board” has the meaning ascribed to it in Section 12.1.

“Initiating Holder” means the Holder requesting a Demand Registration by written notice delivered as contemplated by Section 2.1.

“Laws” means (i) laws, constitutions, treaties, statutes, codes, ordinances, principles of common and civil law and equity, orders, decrees, rules, regulations and municipal bylaws, whether domestic, foreign or international, (ii) judicial, arbitral, administrative, ministerial, departmental and regulatory judgments, orders, writs, injunctions, decisions, rulings, decrees and awards of any Governmental Entity, and (iii) policies, practices and guidelines of, or contracts with, any Governmental Entity, which, although not actually having the force of law, are considered by such Governmental Entity as requiring compliance as if having the force of law, in each case binding on or affecting the Person, or the assets of the Person, referred to in the context in which such word is used.

“Loss” and collectively “Losses” have the meanings ascribed to them in Section 9.1.

“Multiple Voting Shares” means the multiple voting shares of the Company (for greater clarity, excluding any multiple voting shares that a Holder converts into Subordinate Voting Shares) as described in the Articles of the Company, and where the context permits, includes (i) any securities into which such multiple voting shares are converted, reclassified, redesignated, subdivided, consolidated or otherwise changed, (ii) any securities of the Company or of any other Person received by the holders of such multiple voting shares as a result of any merger, amalgamation, reorganization, arrangement or other similar transaction involving the Company, (iii) any securities of the Company received by any one or more Persons as a stock dividend or distribution on or in respect of such multiple voting shares, and (iv) any securities, other instruments or rights that are exercisable, exchangeable or convertible into, or evidence the right to acquire, any multiple voting shares or any of the other above securities, provided that options under an Equity Plan are not included until they are exercised for multiple voting shares in accordance with such Equity Plan.

“New Registration Statement” has the meaning ascribed to it in Section 5.3.

“Nominee” means, with respect to a Director Election Meeting, a nominee proposed for election as Director by the Company and included as a nominee for election as Director in the management information circular of the Company relating to such Director Election Meeting.

“Notice” has the meaning ascribed to it in Section 13.2.

“Parties” means the Company, Sponsor, Founder, each Holder and any Permitted Transferee in accordance with Article 8.

“Permitted Transferee” means in respect of a Holder that is an individual, the members of a Party’s immediate family (for purposes of this Agreement, “immediate family” shall mean with respect to any individual, any of the following: such individual's spouse or domestic partner, the siblings of such individual and his or her spouse or domestic partner, and the direct descendants and ascendants (including adopted and step children and parents) of such individual and his or her spouses or domestic partners and siblings) and any Person Controlled, directly or indirectly, by such Holder; and in respect of a Holder that is not an individual, an Affiliate of that Holder. A Permitted Transferee shall include a member of the Sponsor.

“Person” means an individual, partnership, limited partnership, limited liability partnership, corporation, limited liability company, unlimited liability company, joint stock company, trust, unincorporated association, joint venture or other entity or Governmental Entity, and pronouns have a similarly extended meaning.

“Plan of Arrangement” means the plan of arrangement substantially in the form attached as Exhibit B to the Business Combination Agreement, subject to any amendments or variations to such plan made in accordance with the terms thereof and the terms of the Business Combination Agreement.

“Proportionate Interest” means, with respect to each Holder requesting that its Company Shares be registered or sold in an Underwritten Offering, a number of such Company Shares equal to the aggregate number of Registrable Securities to be registered or sold (excluding any shares to be registered or sold for the account of the Company) multiplied by a fraction, the numerator of which is the aggregate number of Registrable Securities held by such Holder, and the denominator of which is the aggregate number of Registrable Securities held by all Holders requesting that their Registrable Securities be registered or sold.

“Prospectus” means the prospectus included in a Registration Statement as amended or supplemented by any prospectus amendment or supplement, including post-effective amendments and all material incorporated by reference in such Prospectus.

“Public Offering” means a public offering and sale of Subordinate Voting Shares for cash pursuant to (i) a Canadian Preliminary Prospectus and/or a Canadian Prospectus (as applicable), and/or (ii) an effective Registration Statement under the Securities Act and includes a Bought Deal.

“Receiving Holder” has the meaning ascribed to it in Section 2.3.

“Register,” “Registered,” “register” and “registration” means (i) a prospectus-qualified distribution in any province or territory of Canada pursuant to a Canadian Preliminary Prospectus and a Canadian Prospectus of the Company filed with one or more Canadian Securities Authorities under Canadian Securities Law with respect to which a receipt is issued by the applicable Canadian Securities Authorities, and/or (ii) a registration effected by preparing and filing a Registration Statement (including a Prospectus therein) or similar document in compliance with the Securities Act and the automatic effectiveness or the declaration or ordering of effectiveness of such Registration Statement or similar document.

“Registrable Securities”  means (a) any outstanding Subordinate Voting Shares held by a Holder following the closing of the Transactions that are issued in connection with the Transactions contemplated by the Business Combination Agreement, (b) any Subordinate Voting Shares that may be acquired by a Holder upon the exercise, conversion or redemption of any other security of the Company or other right to acquire Subordinate Voting Shares held by a Holder following the closing of the Transactions that are issued or distributable in connection with the Business Combination Agreement, including, for the avoidance of doubt, the Subordinate Voting Shares issuable upon the conversion of any Multiple Voting Shares, and (c) any other equity security of the Company or any of its subsidiaries issued or issuable with respect to any securities referenced in clauses (a) and (b) above by way of a stock dividend or stock split or in connection with a recapitalization, merger, consolidation, spin-off, reorganization or similar transaction. Except in respect to Article 11, as to any particular Registrable Securities, such securities shall cease to be Registrable Securities upon the earlier of: (A) any of the following conditions having been satisfied: (i) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (ii) such securities shall have been otherwise transferred, new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by the Company to the transferee, and subsequent public distribution of such securities shall not require registration under the Securities Act; (iii) such securities shall have ceased to be outstanding; (iv) such securities have been sold under Rule 144 (or other similar exemption under the Securities Act then in force); or (v) such securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction and (B) the date on which Rule 144 (or other similar exemption under the Securities Act then in force) is available for the sale of all of such Holder’s Subordinate Voting Shares without regard to volume limitations, manner of sale requirements or filing requirement.

“Registration Expenses” means any and all fees and expenses incidental to the Company’s performance of, or compliance with, the terms of a registration hereunder, including: (i) fees payable to Securities Regulators and stock exchange registration, listing and filing fees, (ii) fees and expenses of compliance with Canadian Securities Laws, the Securities Act, the Exchange Act or with state securities or blue sky laws (including fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities under the Laws of such jurisdictions as the managing underwriters may designate), (iii) printing, copying and translation expenses, (iv) expenses incurred in connection with any “road show” and marketing activities, (v) reasonable fees, expenses and disbursements of legal counsel to the Company and of all independent certified public accountants and chartered accountants of the Company (including the expenses of any special opinions, audits and “cold comfort” letters required by or incident to such performance), (vi) all transfer agents’, depositaries’ and registrars’ fees, and (vii) in connection with any Underwritten Offering, the reasonable fees and disbursements of one Selling Holders Counsel, not to exceed $50,000.

“Registration Statement” means a registration statement filed by the Company with the SEC for a public offering under the Securities Act (other than a registration statement on Form S-8, Form S-4 or Form F-4, or their successors, or any other form for a similar limited purpose).

“Resale Shelf Registration Statement” has the meaning ascribed to it in Section 5.1.

“SEC” means the United States Securities and Exchange Commission.

“SEC Guidance” has the meaning ascribed to it in Section 5.3.

“Securities Act” means the United States Securities Act of 1933, as amended and the rules and regulations promulgated thereunder.

“Securities Regulators” means, as applicable, the Canadian Securities Authorities, the SEC and any of their successors.

“Selling Expenses” means all underwriting discounts, selling commissions and securities transfer taxes applicable to the sale of Registrable Securities (except in connection with any Underwritten Offering, the reasonable fees and disbursements of one Selling Holders Counsel, not exceeding $50,000 which shall be borne and paid by the Company).

“Selling Holder” means any Holder on whose behalf Registrable Securities are registered pursuant to Article 2, Article 3 or Section 5.4.

“Selling Holders Counsel” means one counsel for all the Selling Holders.

“Shelf Registration Statement” has the meaning ascribed to it in Section 2.2.

“Short-Form Registration” means (i) a qualification of Subordinate Voting Shares effected under the procedures for the distribution of securities by way of a short form Canadian Prospectus available under Canadian Securities Laws, including National Instrument 44-101 – Short Form Prospectus Distributions, as it may be amended or replaced from time to time, or (ii) a registration effected on Form S-3, Form F-3 or Form F-10 (or any successor form), at the discretion of the Company and subject to eligibility.

“Sponsor Director” has the meaning ascribed to it in Section 12.1.

“Subordinate Voting Shares” means the subordinate voting shares of the Company (including any subordinate voting shares into which a Holder converts its Multiple Voting Shares) as described in the Articles of the Company, and where the context permits, includes (i) any securities into which such shares are converted, reclassified, redesignated, subdivided, consolidated or otherwise changed, (ii) any securities of the Company or of any other Person received by the holders of such subordinate voting shares as a result of any merger, amalgamation, reorganization, arrangement or other similar transaction involving the Company, (iii) any securities of the Company received by any one or more Persons as a stock dividend or distribution on or in respect of such subordinate voting shares, and (iv) any securities, other instruments or rights that are exercisable, exchangeable or convertible into, or evidence the right to acquire, any subordinate voting shares or any of the other above securities, provided that options under an Equity Plan are not included until they are exercised for subordinate voting shares in accordance with such Equity Plan.

“Subsidiary” means, with respect to any Person, any other Person Controlled by such Person.

“Takedown Requesting Holder” has the meaning ascribed to it in Section 5.4.

“Transfer” means to, directly or indirectly, sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of, any interest owned by a Person or any interest (including a beneficial interest) in, or the ownership, control or possession of, any interest owned by a Person.

“Underwritten Offering” means a sale of securities of the Company to an underwriter for reoffering to the public pursuant to (i) a Canadian Preliminary Prospectus and Canadian Prospectus, or (ii) an effective Registration Statement.

“Underwritten Shelf Takedown” has the meaning ascribed to it in Section 5.4.

“Xanadu Investor Rights Agreement” means the Fourth Amended and Restated Investors’ Rights Agreement, by and among Xanadu, the Founder and the Investors (as defined therein), dated as of April 20, 2022, as amended, restated or replaced from time to time.

“Xanadu Right of First Refusal and Co-Sale Agreement” means the Fourth Amended and Restated First Refusal and Co-Sale Agreement, by and among Xanadu and the Shareholders (as defined therein), dated as of April 20, 2022, as amended, restated or replaced from time to time.

1.2	Gender and Number.

Any reference in this Agreement to gender includes all genders. Words importing the singular number only include the plural and vice versa.

1.3	Headings, etc.

The division of this Agreement into Articles and Sections and the insertion of headings are for convenient reference only and do not affect its interpretation.

1.4	Currency.

All references in this Agreement to dollars or to “$” are expressed in lawful currency of the United States of America unless otherwise specifically indicated.

1.5	Certain Phrases, etc.

In this Agreement, (i) the words “including”, “includes” and “include” mean “including (or includes or include) without limitation”, (ii) the words “the aggregate of”, “the total of”, “the sum of”, or a phrase of similar meaning means “the aggregate (or total or sum), without duplication, of” and (iii) the words “hereof”, “herein”, “hereunder”, “hereto” and similar expressions to this Agreement as a whole and the words “Article”, “Section”, “Exhibit” or “Schedule” refer to an Article of, Section of, Exhibit to or Schedule to, this Agreement, unless specified otherwise. In the computation of periods of time from a specified date to a later specified date, unless otherwise expressly stated, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”.

1.6	Accounting and Financial Terms.

Except as otherwise provided in this Agreement, all accounting and financial terms not specifically defined in this Agreement are to be interpreted in accordance with GAAP, provided that if any change in GAAP after the date hereof affects the interpretation or application of any such accounting or financial terms, including the computation of any financial or accounting metrics, the Company will, based on good faith consultation, make such equitable adjustments to the affected provisions hereof to preserve the original intent thereof.

1.7	Statutory References.

Except as otherwise provided in this Agreement, any reference in this Agreement to a statute refers to such statute and all rules and regulations made under it as they may have been or may from time to time be amended, re-enacted or replaced.

Article 2
DEMAND REGISTRATION RIGHTS

2.1	Demand Registration.

Subject to Section 2.4, at any time and from time, a Holder or group of Holders of Registrable Securities may, by written notice to the Company, request that the Company effect a Public Offering of Registrable Securities expected to result in gross sale proceeds of at least $50,000,000 (a “Demand Registration”). All requests made pursuant to this Section 2.1 will specify the aggregate number or amount of Registrable Securities to be registered at such Initiating Holder’s request, the intended methods of disposition thereof, and, subject to Section 2.4, the jurisdiction in which such registration is requested (being the United States and/or any Canadian Qualifying Jurisdiction). Subject to Section 2.4, the Company will use its commercially reasonable efforts to effect such registration of the Registrable Securities in the jurisdiction in which the Company has been so requested to register. The Company may include in any such Demand Registration other securities of the Company for sale for its own account or for the account of any holder of its securities other than pursuant to this Article 2, subject to Section 4.3.

Any Holder that has requested its Registrable Securities be included in a Demand Registration pursuant to Section 2.1 (including any Initiating Holder) may withdraw all or any portion of its Registrable Securities included in a Demand Registration from such Demand Registration at any time prior to the execution of the underwriting agreement related to such Demand Registration. Upon receipt of a notice to such effect from an Initiating Holder (or if there is more than one Initiating Holder, from all such Initiating Holders) with respect to all of the Registrable Securities included by such Initiating Holder(s) in such Demand Registration, the Company shall cease all efforts to secure effectiveness of the applicable Registration Statement.

2.2	Form of Demand Registration.

Each Demand Registration may, to the extent available, be effected through the filing of a Canadian Prospectus (a “Demand Canadian Prospectus”) or Registration Statement (a “Demand Registration Statement”) on an applicable Short-Form Registration document (or any other form which includes substantially the same information as would be required to be included in a Canadian Prospectus or Registration Statement on such form as currently constituted) and, if there is at the time of a request for Demand Registration an effective shelf prospectus filed with the Canadian Securities Authorities with respect to which a receipt has been issued (a “Canadian Shelf Prospectus”) or an effective shelf registration pursuant to Rule 415 under the Securities Act on file with the SEC (a “Shelf Registration Statement”), a Holder may request that such Demand Registration be effected pursuant to such Canadian Shelf Prospectus in accordance with National Instrument 44-102 – Shelf Distributions or Shelf Registration Statement in accordance with Rule 415 under the Securities Act, in which case references to the “Canadian Prospectus” in this Article 2 and in Article 6 shall include, where relevant, collectively the applicable Canadian Shelf Prospectus and applicable prospectus supplement to the Canadian Shelf Prospectus (a “Canadian Shelf Supplement”). Once the Company becomes eligible to effect a Demand Registration by way of a Short-Form Registration (or any other form which includes substantially the same information as would be required to be included in a Canadian Prospectus or Registration Statement on such form as currently constituted), the Company will use its commercially reasonable efforts to remain at all relevant times so eligible.

2.3	Notice to Other Holders.

Promptly upon receipt of any request pursuant to Section 2.1 (but in no event more than 5 Business Days thereafter) which will or is expected to involve a roadshow and other than in connection with a Bought Deal, the Company will give written notice (the “Demand Notice”) of such registration request to each Holder of Registrable Securities (which Demand Notice shall specify the intended method of disposition of such Registrable Securities), and the Company will, subject to Section 4.3, include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 5 Business Days after the Demand Notice has been given to the applicable Parties. Subject to Section 4.3, the Company and other Holders may include Registrable Securities in such registration, and such other Holders shall be given notice of the registration as set forth above. In the event that a Demand Registration is made in connection with a Bought Deal, or another Public Offering which is not expected to include a road show, the notice periods set forth in this Section 2.3 shall not be applicable and the Initiating Holder shall give the other Holders (each a “Receiving Holder”) such notice as is practicable under the circumstances given the speed and urgency with which Bought Deals (or such other Public Offerings) are currently carried out in common market practice of its rights to participate thereunder and the Receiving Holders shall have only such time as is practicable under the circumstances to notify the Company and the Initiating Holder that they will participate in the Bought Deal or such other Public Offering, failing which, such Initiating Holder shall be free to pursue the Bought Deal or such other Public Offering without the participation of the Receiving Holders.

2.4	Limitations.

Subject to Section 2.5 and Section 6.3, the Company will not be required to effect any Demand Registration within 120 days after (i) the date of the receipt issued by the applicable Canadian Securities Authorities for any Canadian Prospectus (other than a Canadian Shelf Prospectus) or the effective date of any Registration Statement that was requested pursuant to Section 2.1, or (ii) the date of the receipt issued by the applicable Canadian Securities Authorities for any Canadian Prospectus (other than a Canadian Shelf Prospectus), the date of the Company’s most recent prospectus supplement filed under Canadian Securities Laws or the effective date of any Registration Statement relating to an Underwritten Offering of securities of the Company for its own account or for the account of any holder of its securities other than pursuant to Section 2.1, provided that the Holders were provided with the opportunity to participate by way of incidental registration in accordance with Article 3 of this Agreement in connection with such Underwritten Offering. In no event shall the Company be required to effect more than one Demand Registration hereunder within any ninety-day period and two or more Demand Registrations in any period of twelve consecutive months.

2.5	Delay of Registration.

Notwithstanding the obligations of the Company pursuant to this Article 2, if the Company is requested to effect a Demand Registration and the Board determines in good faith that such Demand Registration would (i) require the premature disclosure of information the disclosure of which at such time could reasonably have a material adverse effect on the Companies Group, or (ii) materially adversely affect the Companies Group, including in connection with any proposed transaction, offering of securities of the Company currently commenced or other material initiative of the Companies Group at such time, then the Company shall have the right to defer taking action with respect to such Demand Registration, provided that (y) the Company shall not exercise such right for more than 120 days after the request of the Initiating Holder is given and shall not exercise such right more than two times in any 365 day period; and (z) the Company shall act in good faith and use its commercially reasonable efforts to take action with respect to such Demand Registration as soon as reasonably practicable.

In addition, the Company may delay filing or suspend the use of any Registration Statement if it determines in good faith that in order for such Registration Statement to not contain a material misstatement or omission, an amendment thereto would be needed, or if such filing or use could materially affect a bona fide business or financing transaction of the Company or would require premature disclosure of information that could materially adversely affect the Company (each such circumstance, a “Suspension Event”); provided, that the Company agrees that it may not delay or suspend any Registration Statement on more than two occasions or for more than 45 consecutive calendar days, or more than 90 total calendar days, in each case during any consecutive 12-month period and the Company shall use commercially reasonable efforts to make such Registration Statement available for the sale by the Holders of such securities as soon as practicable thereafter. Upon receipt of any written notice from the Company of the happening of any Suspension Event during the period that the Registration Statement is effective, which notice shall be given no later than three business days from the date of such Suspension Event, or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, the each Holder agrees that it will (i) immediately discontinue offers and sales of the Subordinate Voting Shares under such Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until such Holder receives (A) (x) copies of a supplemental or amended prospectus (which the Company agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and (y) notice that any post-effective amendment has become effective or (B) notice from the Company that it may resume such offers and sales, and (ii) maintain the confidentiality of any information included in such written notice delivered by the Company except (A) for disclosure to such Holder’s employees, agents and professional advisers who need to know such information and are obligated to keep it confidential, (B) for disclosures to the extent required in order to comply with reporting obligations to its limited partners who have agreed to keep such information confidential and (C) as otherwise required by applicable law or subpoena. If so directed by the Company, each Holder will deliver to the Company or destroy all copies of the prospectus covering the Subordinate Voting Shares in such Holder’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Subordinate Voting Shares shall not apply to (i) the extent such Holder is required to retain a copy of such prospectus (A) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (B) in accordance with a bona fide pre-existing document retention policy or (ii) copies stored electronically on archival servers as a result of automatic data back-up.

Article 3
INCIDENTAL QUALIFICATION

3.1	Registration by the Company.

At any time and from time to time, if the Company proposes to register any of its securities under Canadian Securities Laws or the Securities Act, for its own account or for the account of any holder of its securities other than pursuant to Article 2, on a form or in a manner that would permit registration of Registrable Securities for sale to the public under Canadian Securities Laws or the Securities Act, then prior to the initial filing of the Canadian Preliminary Prospectus, Canadian Shelf Supplement or Registration Statement, as the case may be, the Company will give prompt written notice to all Holders of its intention to do so. Upon the written request of one or more Holders given within 10 Business Days after the Company provides such notice (which request will state (i) the number of Registrable Securities that is proposed to be included in such Canadian Preliminary Prospectus or Registration Statement, as the case may be, and (ii) the intended method of disposition), the Company will use its commercially reasonable efforts to cause all Registrable Securities that the Company has been requested to register to be registered under Canadian Securities Laws or the Securities Act, as applicable, to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the request of such Holder(s); provided that the Company will have the right to postpone or withdraw any registration initiated by the Company prior to a receipt being issued by the applicable Canadian Securities Authorities for the Canadian Prospectus or the effectiveness of the Registration Statement, as the case may be, pursuant to this Article 3 without obligation to any Holder. In the event that the Company proposes to register any of its securities under Canadian Securities Laws or the Securities Act, for its own account or for the account of any holder of its securities other than pursuant to Article 2 and such registration is to be effected as a Bought Deal, or another Public Offering which is not expected to include a road show, the notice periods set forth in this Section 3.1 shall not be applicable and the Company shall give the Holders of Registrable Securities such notice as is practicable under the circumstances given the speed and urgency with which Bought Deals (or such other Public Offerings) are currently carried out in common market practice of its rights to participate thereunder and the Holders of Registrable Securities shall have only such time as is practicable under the circumstances to notify the Company that they will participate in the Bought Deal or such other Public Offering, failing which, the Company shall be free to pursue the Bought Deal or such other Public Offering without the participation of the Holders.

3.2	Excluded Transactions.

The Company will not be obligated to effect any registration of Registrable Securities under this Article 3 incidental to the registration of any of its securities in connection with: (i) any registration relating to employee benefit plans or dividend reinvestment plans; or (ii) any registration relating to the acquisition or merger after the date hereof by the Company or any of its Subsidiaries of or with any other businesses.

Article 4
UNDERWRITTEN REGISTRATION

4.1	Selection of Underwriters.

If the Initiating Holder requesting a Demand Registration intends to distribute the Registrable Securities in an Underwritten Offering, it will so advise the Company in its request. If requested by the underwriters of such Underwritten Offering, the Company together with the Selling Holders will enter into an underwriting agreement with such underwriters for such Underwritten Offering containing such representations and warranties by the Company and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, customary indemnity and contribution provisions. In respect of any Underwritten Offering that is not a Bought Deal or is expected to include a road show, the Initiating Holder shall have the right, subject to the consultation and consent of the Company (which consent shall not be unreasonably withheld), to select the managing underwriter or underwriters to administer the Underwritten Offering, and in the case of a Bought Deal or another Underwritten Offering that is not expected to include a road show, the Initiating Holder shall have the right, subject to consultation of the Company, to select the underwriter, and in each case the underwriters shall be one or more firms of recognized standing in the jurisdiction or jurisdictions in which such registration is sought.

4.2	Underwritten Registration.

No Holder may participate in any Underwritten Offering hereunder unless such Holder (i) agrees to sell such Holder’s securities on the basis provided in any underwriting arrangements applicable to such Underwritten Offering, and (ii) completes and executes all customary questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

4.3	Underwriter’s Cutback.

Notwithstanding any other provision of this Agreement, if a registration involves an Underwritten Offering, including pursuant to an Underwritten Shelf Takedown, and the managing underwriter or underwriters of such proposed Underwritten Offering advises in good faith the Company and Holders that have requested inclusion in such Underwritten Offering that in its opinion the number of securities requested to be included in such registration would adversely affect the price, timing or distribution of the securities offered, then the Company may limit the number of Registrable Securities to be included in the Canadian Prospectus or Registration Statement, as applicable, for such Underwritten Offering. The number of securities that are entitled to be included in the registration and underwriting will be allocated in the following manner:

(1)	if the Underwritten Offering is the result of a Demand Registration, (i) first, securities of the Company, other than Registrable Securities, requested to be included in such registration by shareholders will be excluded, (ii) second, securities which the Company is proposing to issue from treasury will be excluded, and (iii) third, Registrable Securities requested to be included in such registration by the Holders will be excluded, allocated among such Holders in inverse proportion to their respective Proportionate Interest;

(2)	otherwise, the number of securities that are entitled to be included in the registration and underwriting will be allocated in the following manner: (i) first, securities of the Company, other than Registrable Securities, requested to be included in such registration by shareholders will be excluded, (ii) second, Registrable Securities requested to be included in such registration by the Holders will be excluded, allocated among such Holders in inverse proportion to their respective Proportionate Interest and (iii) third, securities which the Company is proposing to issue from treasury will be excluded.

Article 5
RESALE SHELF REGISTRATION

5.1	Registration Statement Covering Resale of Registrable Securities.

Notwithstanding the right of a Holder to request a Shelf Registration Statement pursuant to Article 2, the Company shall prepare and file or confidentially submit, or cause to be prepared and filed or submitted with the SEC as soon as practicable (but in any case no later than 30 calendar days after the Effective Date) a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 of the Securities Act or any successor thereto registering the resale from time to time by Holders of all of the Registrable Securities held by the Holders (the “Resale Shelf Registration Statement”). The Company shall use its commercially reasonable efforts to cause such Registration Statement to become effective as soon as practicable after filing, but no later than the earlier of (i) 60 calendar days after the Effective Date (or 90 calendar days after the Effective Date if the SEC notifies the Company that it will “review” the Registration Statement) and (ii)  5 Business Days after the Company is notified (orally or in writing, whichever is earlier) by the SEC that the Registration Statement will not be “reviewed” or will not be subject to further review. The Resale Shelf Registration Statement shall be filed on any then applicable form. If the Resale Shelf Registration Statement is initially filed on Form F-1 and thereafter the Company becomes eligible to use Form F-3 for secondary sales, the Company shall, as promptly as practicable, cause such Resale Shelf Registration Statement to be amended, or shall file a new replacement Resale Shelf Registration Statement, such that the Resale Shelf Registration Statement is on Form F-3. If any Resale Shelf Registration Statement filed pursuant to Section 5.1 is filed on Form F-3 and thereafter the Company becomes ineligible to use Form F-3 for secondary sales, the Company shall promptly notify the Holders of such ineligibility and use its commercially reasonable efforts to file a shelf registration on an appropriate form as promptly as practicable to replace the shelf registration statement on Form F-3 and have such replacement Resale Shelf Registration Statement declared effective as promptly as practicable and to cause such replacement Resale Shelf Registration Statement to remain effective, and to be supplemented and amended to the extent necessary to ensure that such Resale Shelf Registration Statement is available or, if not available, that another Resale Shelf Registration Statement is available, for the resale of all the Registrable Securities held by the Holders until all such Registrable Securities have ceased to be Registrable Securities; provided, however, that at any time the Company once again becomes eligible to use Form F-3, the Company shall cause such replacement Resale Shelf Registration Statement to be amended, or shall file a new replacement Resale Shelf Registration Statement, such that the Resale Shelf Registration Statement is once again on Form F-3. Once effective, the Company shall use commercially reasonable efforts to keep the Resale Shelf Registration Statement that is required to be filed pursuant to this Section 5.1 and Prospectus included therein continuously effective and to be supplemented and amended to the extent necessary to ensure that such Registration Statement is available at all times until, as to any particular Holder, the date on which the Holder ceases to hold any Registrable Securities. The Registration Statement filed with the SEC pursuant to this Section 5.1 shall contain a Prospectus in such form as to permit any Holder to sell such Registrable Securities pursuant to Rule 415 under the Securities Act (or any successor or similar provision adopted by the SEC then in effect) at any time beginning on the effective date for such Registration Statement (subject to lock-up restrictions provided in this Agreement, the Xanadu Investor Rights Agreement and the Xanadu Right of First Refusal and Co-Sale Agreement), and shall provide that such Registrable Securities may be sold pursuant to any method or combination of methods legally available to, and requested by, Holders. To the extent the Company is not a foreign private issuer, the references to Form F-1 and F-3 above shall be, instead, Form S-1 and S-3, respectively. The Resale Shelf Registration Statement filed hereunder may also register Subordinate Voting Shares other than Registrable Securities, including shares sold by the Company in one or more private placement transactions.

5.2	Notification and Distribution of Materials.

The Company shall notify the Holders in writing of the effectiveness of the Resale Shelf Registration Statement as soon as practicable, and in any event within 3 Business Days after the Resale Shelf Registration Statement becomes effective (which may be accomplished by the issuance of a press release with such information), and shall furnish to any Holder, without charge, at its request, such number of copies of the Resale Shelf Registration Statement (including any amendments, supplements and exhibits), the Prospectus contained therein (including each preliminary prospectus and all related amendments and supplements) and any documents incorporated by reference in the Resale Shelf Registration Statement or such other documents as the Holders may reasonably request in order to facilitate the sale of the Registrable Securities in the manner described in the Resale Shelf Registration Statement (to the extent any of such documents are not available on the Electronic Data Gathering, Analysis and Retrieval System).

5.3	SEC Cutback.

Notwithstanding the registration obligations set forth in this Article 5, in the event the SEC informs the Company that all of the Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single registration statement, the Company agrees to promptly (i) inform each of the Holders thereof and use its reasonable best efforts to file amendments to the Resale Shelf Registration Statement as required by the SEC and/or (ii) withdraw the Resale Shelf Registration Statement and file a new registration statement (a “New Registration Statement”) on Form F-3 (or Form S-3, as applicable), or if Form F-3 (or Form S-3, as applicable) is not then available to the Company for such registration statement, on such other form available to register for resale the Registrable Securities as a secondary offering; provided, however, that prior to filing such amendment or New Registration Statement, the Company shall use its reasonable best efforts to advocate with the SEC for the registration of all of the Registrable Securities in accordance with any publicly-available written or oral guidance, comments, requirements or requests of SEC staff (the “SEC Guidance”). In no event shall a Holder be identified as a statutory underwriter in the Resale Shelf Registration Statement unless requested by the SEC; provided, that if the SEC requests that a Holder be identified as a statutory underwriter in the Resale Shelf Registration Statement, such Holder will have an opportunity to withdraw from the Resale Shelf Registration Statement. Notwithstanding any other provision of this Agreement, if any SEC Guidance sets forth a limitation on the number of Registrable Securities permitted to be registered on a particular Registration Statement as a secondary offering (and notwithstanding that the Company used diligent efforts to advocate with the SEC for the registration of all or a greater number of Registrable Securities), unless otherwise directed in writing by a Holder as to further limit its Registrable Securities to be included on the Registration Statement, the number of Registrable Securities to be registered on such Registration Statement will be reduced on a pro rata basis based on the total number of Registrable Securities held by the Holders, subject to a determination by the SEC that certain Holders must be reduced first based on the number of Registrable Securities held by such Holders. In the event the Company amends the Resale Shelf Registration Statement or files a New Registration Statement, as the case may be, under clauses (i) or (ii) above, the Company will use its reasonable best efforts to file with the SEC, as promptly as allowed by the SEC or SEC Guidance provided to the Company or to registrants of securities in general, one or more registration statements on Form F-3 (or Form S-3, as applicable) or such other form available to register for resale those Registrable Securities that were not registered for resale on the Resale Shelf Registration Statement, as amended, or the New Registration Statement.

5.4	Underwritten Shelf Takedown.

At any time and from time to time after a Resale Shelf Registration Statement has been declared effective by the SEC, to the extent such Resale Shelf Registration may be used for an underwritten offering, any of the Holders may request to sell all or any portion of the Registrable Securities in an underwritten offering that is registered pursuant to the Resale Shelf Registration Statement, including an underwritten registered offering not involving a “roadshow”, an offer commonly known as a “block trade” (each, an “Underwritten Shelf Takedown”); provided, however, that the Company shall only be obligated to effect an Underwritten Shelf Takedown if such offering shall include securities with a total offering price (including piggyback securities and before deduction of underwriting discounts) reasonably expected to exceed, in the aggregate, $50,000,000. All requests for Underwritten Shelf Takedowns shall be made by giving written notice to the Company, which shall specify the approximate number of Registrable Securities proposed to be sold in the Underwritten Shelf Takedown. Within 5 Business Days of receipt of this notice, the Company must notify all of the Holders of Registrable Securities of the Underwritten Shelf Takedown. Within 5 Business Days of delivery of this notice, Holders of Registrable Securities must notify the Company if they wish to participate in the Underwritten Shelf Takedown. The Company shall include in any Underwritten Shelf Takedown the securities requested to be included by any Holder within such specified timeframe (each a “Takedown Requesting Holder”). All such Holders proposing to distribute their Registrable Securities through an Underwritten Shelf Takedown under this Section 5.4 shall enter into an underwriting agreement in customary form with the underwriter(s) selected for such Underwritten Offering by the Takedown Requesting Holder (who must be reasonably acceptable to the Company).

5.5	Maximum Number of Shelf Takedowns.

Under no circumstances shall the Company be obligated to effect more than three Underwritten Shelf Takedowns for the Holders acting by a majority in interest; takedowns initiated solely by the Company shall not count toward this cap.

Article 6
REGISTRATION PROCEDURES

If and whenever the Company is required by the provisions of this Agreement to use its commercially reasonable efforts to effect the registration of any of the Registrable Securities under Canadian Securities Laws or the Securities Act, the Company and, where applicable, the Selling Holders will take the actions described below in this Article 6.

6.1	Preparation and Filing of Canadian Preliminary Prospectus, Canadian Prospectus or Registration Statement.

The Company will promptly prepare (in the case of a Demand Registration (and subject to Section 2.4), after the end of the period within which requests for registration may be delivered to the Company, to the extent applicable) and file with, as the case may be, (i) the Canadian Securities Authorities a Canadian Preliminary Prospectus and Canadian Prospectus as applicable, in the English language and, if the Company is at such time a “reporting issuer” under applicable Canadian Securities Laws in the Province of Québec, to the extent required by Law, in the French language, and use its reasonable efforts to cause such Canadian Preliminary Prospectus and Canadian Prospectus to be receipted, (ii) the SEC a Registration Statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such Registration Statement to become effective, or (iii) both, in each case as specified by the requesting Holders in the notice requesting such registration.

6.2	Amendments and Supplements.

The Company will prepare and file with the Securities Regulators such Exchange Act reports and amendments to the Canadian Preliminary Prospectus or Canadian Prospectus (or such amendments and post–effective amendments to the Registration Statement, as applicable) as may be necessary (i) to keep the applicable Registrable Securities qualified for distribution in Canada for a period of not less than 120 days after the issuance of a receipt for the Canadian Prospectus (or such shorter period which will terminate when all securities have been sold or distribution is otherwise terminated), and/or (ii) to keep the Registration Statement effective for a period of not less than 120 days (or such shorter period which will terminate when all securities covered by such Registration Statement have been sold or such Registration Statement has been withdrawn) or, if such Canadian Preliminary Prospectus and Canadian Prospectus (or Registration Statement, as applicable) relates to an Underwritten Offering, such longer period as in the opinion of counsel for the underwriters the Canadian Prospectus and/or a Prospectus is required by Law to be delivered in connection with sales of securities by an underwriter or dealer. The Company will cause the Canadian Prospectus and/or the Prospectus to be supplemented by any required supplement, and as so supplemented, to be filed pursuant to Canadian Securities Laws or Rule 424 under the Securities Act.

6.3	Receipt/Effectiveness.

The Company shall be deemed to have effected a Demand Registration if (i) a receipt is obtained for the Canadian Prospectus from all jurisdictions in Canada where the Subordinate Voting Shares subject to such Demand Registration are intended to be registered and such Canadian Prospectus continues to remain in full force and effect pursuant to that receipt for a period of 120 days (or such shorter period ending when all Subordinate Voting Shares covered by such Canadian Prospectus have been sold), (ii) the Registration Statement relating to such Demand Registration is declared effective by the SEC and remains effective for 120 days thereafter (or such shorter period ending when all Subordinate Voting Shares covered by such Registration Statement have been sold), or (iii) at any time after the Initiating Holder requests a Demand Registration and prior to the issuance of a receipt for a Canadian Prospectus or the effectiveness of the Registration Statement, as the case may be, the registration is discontinued or such Canadian Prospectus or Registration Statement is withdrawn or abandoned, in each case after the filing of the Canadian Prospectus with applicable Canadian Securities Authorities or the filing of the Registration Statement with the SEC, as the case may be, at the request of the Initiating Holder, except where the Initiating Holder learns information (other than information already known to it at the time it made a request for a Demand Registration) that, in the good faith judgment of the Initiating Holder, is reasonably likely to have a material adverse effect on the Company.

6.4	Cooperation.

The Company will use its commercially reasonable efforts to cooperate with its auditors, the Selling Holders, the underwriters and their respective counsel and other representatives in the disposition of the Subordinate Voting Shares covered by such Canadian Preliminary Prospectus and Canadian Prospectus or such Registration Statement, as applicable.

6.5	Notice of Certain Events.

The Company will notify the Selling Holders and the managing underwriters, if any, and (if requested) confirm such advice in writing, as soon as practicable after notice thereof is received by the Company (i) when (a) the Canadian Preliminary Prospectus or Canadian Prospectus or any amendment or supplement thereto has been filed or a receipt issued therefor by the applicable Canadian Securities Authorities and, in each case, to furnish such Selling Holders and managing underwriters with copies thereof, and/or (b) the Registration Statement or any amendment thereto has been filed or becomes effective or the Prospectus or any amendment or supplement to the Prospectus has been filed, (ii) of any request by the Securities Regulators for amendments or supplements to the Canadian Preliminary Prospectus, the Canadian Prospectus or the Registration Statement (or the related Prospectus), or for additional information, (iii) of the issuance by the Securities Regulators of any stop order or cease trade order suspending the effectiveness of the Canadian Prospectus or Registration Statement or any order preventing or suspending the use of any Canadian Preliminary Prospectus or Canadian Prospectus, preliminary Prospectus, Prospectus, or the initiation or threatening of any proceedings for such purposes, and (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

6.6	Executed Copies of Canadian Preliminary Prospectus, Canadian Prospectus or Registration Statement.

The Company will furnish to each Selling Holder and each managing underwriter, without charge, one executed copy and as many conformed copies as they may reasonably request, of the Canadian Preliminary Prospectus, the Canadian Prospectus or the Registration Statement, as the case may be, and any post-effective amendment or supplement thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including without limitation those incorporated by reference).

6.7	Copies of Canadian Preliminary Prospectus, Canadian Prospectus or Registration Statement.

The Company will deliver to each Selling Holder and the underwriters, if any, without charge, as many copies of the Canadian Preliminary Prospectus, the Canadian Prospectus and the Registration Statement (and the related Prospectus), including without limitation each preliminary Prospectus), as the case may be, and any amendment or supplement thereto, as such Persons may reasonably request (it being understood that the Company consents to the use of the Canadian Preliminary Prospectus, the Canadian Prospectus and the Registration Statement (and the related Prospectus) as the case may be, or any amendment or supplement thereto, by each of the Selling Holders and the underwriters, if any, in connection with the offering and sale of the securities covered by the Canadian Preliminary Prospectus, the Canadian Prospectus and the Registration Statement (and the related Prospectus), as the case may be, or any amendment or supplement thereto) and such other documents as such Selling Holder may reasonably request in order to facilitate the disposition of the securities by such Selling Holder.

6.8	Copies of Documents Incorporated By Reference.

The Company will as promptly as practicable after filing with the Securities Regulators of any document which is incorporated by reference into the Canadian Preliminary Prospectus, the Canadian Prospectus, the Registration Statement or the Prospectus (including without limitation each preliminary prospectus), provide copies of such document to counsel for the Selling Holders and to the managing underwriters, if any, if requested. Notwithstanding the foregoing, such documents shall be deemed supplied to the Selling Holders and underwriters pursuant to this Section 6.8 if such documents have been filed by the Company with the Securities Regulators and made publicly available on the System for Electronic Data Analysis and Retrieval + (SEDAR+) or the Electronic Data Gathering, Analysis and Retrieval System (EDGAR) and any successor system, as the case may be.

6.9	Blue Sky Registration.

The Company will on or prior to the date on which a Registration Statement is declared effective use its commercially reasonable efforts to register or qualify, and cooperate with the Selling Holders, the managing underwriter or agent, if any, and their respective counsel in connection with the registration or qualification of such Subordinate Voting Shares for offer and sale under the securities or blue sky laws of each state and other jurisdiction of the United States as any such Selling Holders, underwriter or agent reasonably requests in writing and do any and all other acts or things reasonably necessary or advisable to keep such registration or qualification in effect for so long as such Registration Statement remains in effect and so as to permit the continuance of sales therein for as long as may be necessary to complete the registration of the Registrable Securities covered by the Registration Statement, provided that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject.

6.10	Stop Orders, Etc.

The Company will use commercially reasonable efforts to avoid the issuance of or, if issued, obtain the withdrawal of any stop order, cease trade order or other order suspending the use of any Canadian Preliminary Prospectus or Canadian Prospectus, preliminary Prospectus or Prospectus or suspending any qualification of the Registrable Securities covered by the Canadian Preliminary Prospectus, the Canadian Prospectus or the Registration Statement, as the case may be.

6.11	Opinion of Counsel; Comfort Letter.

The Company will use its commercially reasonable efforts to obtain all legal opinions, auditors’ consents and comfort letters and experts’ cooperation as may be required, including without limitation furnishing to each Selling Holder of such Registrable Securities and/or underwriter(s) a signed counterpart, addressed or confirmed to such Selling Holder and/or underwriter(s), of (i) an opinion of counsel for the Company and (ii) a “cold comfort” letter signed by the independent public accountants who have audited the Company’s financial statements included in such Canadian Preliminary Prospectus, Canadian Prospectus or Registration Statement, as the case may be, covering substantially the same matters as are customarily covered in opinions of issuer’s and the seller’s counsel and in accountants’ letters delivered to underwriters in underwritten public offerings of securities.

6.12	Listing and Transfer Agent.

The Company will cause all Registrable Securities covered by the Canadian Preliminary Prospectus, Canadian Prospectus or Registration Statement, as the case may be, to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed (or if no similar securities are so listed on any securities exchange or automated quotation system, then on such securities exchange or automated quotation system as the Selling Holders shall reasonably request). The Company will provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by the Canadian Preliminary Prospectus, Canadian Prospectus or Registration Statement, as the case may be, not later than the date a receipt is issued for the Canadian Prospectus by the applicable Canadian Securities Authorities or the effective date of the Registration Statement, as the case may be.

6.13	General Compliance with Securities Laws.

The Company will use its commercially reasonable efforts to comply with all applicable rules and regulations of the Securities Regulators and each securities exchange or automated quotation system on which securities issued by the Company are listed.

6.14	Notice of Prospectus Defects.

The Company will promptly notify the Selling Holders and the managing underwriters, if any, at any time during the period of qualification for distribution or effectiveness set forth in Section 6.3 above, when the Company becomes aware of the happening of any event as a result of which the Canadian Preliminary Prospectus, the Canadian Prospectus or the Prospectus included in such Registration Statement (as then in effect), contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made, or fails to constitute full, true and plain disclosure of all material facts regarding the Registrable Securities, when such Canadian Preliminary Prospectus, Canadian Prospectus or Prospectus was delivered or if for any other reason it shall be necessary during such time period to amend or supplement the Canadian Preliminary Prospectus, the Canadian Prospectus or the Prospectus in order to comply with the Canadian Securities Laws or the Securities Act and, in either case as promptly as practicable thereafter, prepare and file with the Securities Regulators, and furnish without charge to the Selling Holders and the managing underwriters, if any, a supplement or amendment to such Canadian Preliminary Prospectus, Canadian Prospectus or Prospectus which will correct such statement or omission or effect such compliance; provided, that in all cases the Company shall consult in good faith with the Initiating Holder (or, in a Company-initiated registration, with the Selling Holders’ Counsel) in resolving such event. The Company will extend the period during which the Registrable Securities must be kept in distribution or the Registration Statement must be kept effective, as applicable, pursuant to this Agreement by the number of days during the period from and including the date of giving such notice to and including the date when the Selling Holders shall have received copies of the revised Canadian Preliminary Prospectus, Canadian Prospectus or Prospectus, as applicable. Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in this Section 6.14, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to such Canadian Preliminary Prospectus, Canadian Prospectus or Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Canadian Preliminary Prospectus, Canadian Prospectus or Prospectus contemplated by this Section 6.14, or until it is advised in writing by the Company that the use of the Canadian Preliminary Prospectus, Canadian Prospectus or Prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the Canadian Preliminary Prospectus, Canadian Prospectus or the Prospectus, and, if so directed by the Company, such Selling Holder will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Selling Holder’s possession, of the Canadian Preliminary Prospectus, the Canadian Prospectus or the Prospectus covering such Registrable Securities current at the time of receipt of such notice.

6.15	Standstill.

In connection with any Demand Registration involving an Underwritten Offering, the Company, if requested by the underwriters(s) in such Underwritten Offering, agrees to become bound by lockup restrictions (which must apply in like manner to all of the Selling Holders) that are substantially similar to the lockup restrictions agreed to in connection with the closing of the Transactions except that such restrictions shall be for a customary period specified by the underwriter(s) not to exceed (i) in the case of the first Underwritten Offering following the closing of the Transactions, 90 days following the date of the underwriting agreement entered into in connection with such Underwritten Offering and (ii) thereafter, 60 days following the date of the underwriting agreement entered into in connection with such Underwritten Offering or, in each case, such shorter period that may be agreed to with the underwriters; provided that any such lockup restriction shall contain a customary carve-out for issuances of securities by the Company in connection with an acquisition or other business combination transaction on similar terms to the carve-out granted to the Company in connection with the Company’s closing of the Transactions. The Company shall use its commercially reasonable efforts to cause its executive officers and directors and shall use commercially reasonable efforts to cause other holders of Subordinate Voting Shares participating in such offering who beneficially own (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the date of this Agreement) Subordinate Voting Shares, to enter into lockup agreements that contain restrictions that are no less restrictive than the restrictions contained in the lockup agreements executed by the Selling Holders.

6.16	Lock-Up.

In connection with each Demand Registration involving an Underwritten Offering, each Holder participating in such Demand Registration, if requested by the underwriter(s) of such Underwritten Offering, agrees to become bound by and to execute and deliver such lock-up agreement restricting such Holder’s rights that is substantially similar to the lockup restrictions agreed to in connection with the closing of the Transactions except that such restrictions shall be for a customary period specified by the managing underwriters or underwriters not to exceed (i) in the case of the first Underwritten Offering following the closing of the Transactions, 90 days following the date of the underwriting agreement entered into in connection with such underwritten offering and (ii) thereafter, 60 days following the date of the underwriting agreement entered into in connection with such Underwritten Offering or, in each case, such shorter period that may be agreed to with the underwriters.

6.17	Participation by Selling Holders.

In connection with the preparation and filing of any Canadian Preliminary Prospectus, Canadian Prospectus or Registration Statement in connection with a registration made pursuant to Article 2 or Article 3, the Company will give the Selling Holders, the underwriter or underwriters of such distribution and their respective counsel, auditors and other representatives, the opportunity to participate in the preparation of such documents and each amendment thereof or supplement thereto, and shall insert therein such material furnished to the Company in writing, which in the reasonable judgment of the Company and its counsel should be included, and will, subject to the prior execution and delivery to the Company of reasonable confidentiality agreements, give each of them such reasonable and customary access to the Company’s books and records and such reasonable and customary opportunity to discuss the business of the Company with its officers and auditors, and to conduct all reasonable and customary due diligence which the Selling Holders and the underwriter or underwriters and their respective counsel may reasonably require in order to (i) conduct a reasonable investigation in order to enable such underwriters or Selling Holders to execute any applicable certificate required to be executed by them in Canada for inclusion in such documents, or (ii) to conduct a reasonable investigation within the meaning of the Securities Act, as applicable.

6.18	Information by Selling Holders.

Each Selling Holder included in any registration shall furnish to the Company necessary information regarding such Selling Holder and the proposed registration as may be required by law and as reasonably requested by the Company in writing in connection with any qualification or compliance referred to in this Agreement.

Article 7
EXPENSES AND LIMITATION ON OTHER AGREEMENTS

7.1	Expenses.

(1)	In connection with any registration made pursuant to this Agreement, all Registration Expenses shall be paid by the Company and the Selling Holders shall pay (i) all Selling Expenses in proportion to the gross proceeds received by each Selling Holder in connection with such registration and (ii) fees and disbursements of counsel for such Selling Holder (except in connection with any Underwritten Offering, the reasonable fees and disbursements of one Selling Holders Counsel, not exceeding $50,000 which shall be borne and paid by the Company).

(2)	For greater certainty, in connection with any registration made pursuant to this Agreement, the Company shall pay its internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties).

7.2	Restriction on Other Agreements.

The Company will not, without the prior written consent of Sponsor, enter into any agreement with any holder or prospective holder of securities of the Company that grants such holder or prospective holder rights to include securities of the Company in any Canadian Preliminary Prospectus, Canadian Prospectus or Registration Statement unless such rights are subordinated to the rights granted to the Holders under this Agreement on terms reasonably satisfactory to Sponsor.

Article 8
TRANSFER OF RIGHTS

8.1	Transfer of Rights.

The rights under this Agreement, including the right to cause the Company to register Registrable Securities pursuant to Article 2 and Article 3, may be assigned in whole or in part by any Holder to a Permitted Transferee, and by such Permitted Transferee to a subsequent Permitted Transferee. Any Permitted Transferee to whom rights under this Agreement are transferred will (i) as a condition to such transfer, deliver to the Company a written instrument by which such Permitted Transferee agrees to be bound by the obligations imposed upon Holders under this Agreement to the same extent as if such Permitted Transferee were a Holder under this Agreement and (ii) be deemed to be a Holder hereunder.

Article 9
INDEMNIFICATION

9.1	Indemnification by the Company.

Subject to the other provisions of this Article 9, in connection with a registration made pursuant to Article 2 or Article 3, the Company will, to the full extent permitted by applicable Law, indemnify and hold harmless each Selling Holder, any Person who is or might be deemed to be a controlling Person of the Company or any of its Subsidiaries within the meaning of Canadian Securities Laws, the Securities Act or the Exchange Act, their respective direct and indirect partners, advisory board members, directors, officers, trustees, members and shareholders, and each other Person, if any, who controls any such Selling Holder or any such holder within the meaning of Canadian Securities Laws, the Securities Act or the Exchange Act (each such Person being a “Covered Person”) against any losses (excluding loss of profits), claims, penalties, judgments, suits, costs, damages, expenses or liabilities, joint or several (including reasonable costs of investigation and legal expenses and any indemnity and contribution payments made to underwriters) (each, a “Loss” and, collectively, “Losses”), to which such Covered Person may become subject under Canadian Securities Laws, the Securities Act, the Exchange Act, state securities laws or any other securities or other Law of any jurisdiction, the common law or otherwise, insofar as such Losses (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained or incorporated by reference in (a) any Canadian Preliminary Prospectus, Canadian Prospectus or any amendment or supplement thereto or any document incorporated by reference therein, or any other such disclosure document or other document or report, or (b) any Registration Statement under which such Registrable Securities were registered under the Securities Act, any preliminary or final Prospectus, or any related summary Prospectus, or any amendment or supplement thereto, or any document incorporated by reference therein, or any other such disclosure document (including reports and other documents filed under the Exchange Act and any document incorporated by reference therein) or other document or report, (ii) any omission or alleged omission to state a material fact required to be stated or necessary to make the statements not misleading in light of the circumstances in which they were made in (a) any Canadian Preliminary Prospectus, Canadian Prospectus or any amendment or supplement thereto or any document incorporated by reference therein, or any other such disclosure document or other document or report, or (b) any Registration Statement under which such Registrable Securities were registered under the Securities Act, any preliminary or final Prospectus, or any related summary Prospectus, or any amendment or supplement thereto, or any document incorporated by reference therein, or any other such disclosure document (including reports and other documents filed under the Exchange Act and any document incorporated by reference therein) or other document or report; or (iii) any violation or alleged violation by the Company of any Law applicable to the Company and relating to action or inaction in connection with any such registration, disclosure document or other document or report, and the Company will reimburse such Covered Person for any legal or any other expenses reasonably incurred by such Covered Person in connection with investigating, responding to or defending any such actual or alleged Loss or action; provided, however, that the Company will not be liable to any Covered Person in any such case (x) to the extent that any such Loss arises out of or is based upon any untrue or alleged untrue statement or omission or alleged omission made in such (i) Canadian Preliminary Prospectus or Canadian Prospectus, or any amendment or supplement thereto, incorporated document or other such disclosure document or other document or report, or (ii) Registration Statement, preliminary, final or summary Prospectus, or any amendment or supplement thereto, incorporated document or other such disclosure document or other document or report, in each case in reliance upon and in conformity with information furnished to the Company, in writing, by or on behalf of such Covered Person specifically for use in the preparation thereof or (y) in the case of a sale directly by a Selling Holder (including without limitation a sale of such Registrable Securities through any underwriter retained by such Selling Holder engaging in a distribution solely on behalf of such Selling Holder), such untrue statement or omission was contained in a preliminary prospectus and corrected in a final, supplemented or amended prospectus, and such Selling Holder failed to deliver a copy of the final, supplemented or amended prospectus at or prior to the confirmation of the sale of the Registrable Securities to the Person asserting any such loss, claim, damage or liability in any case in which such delivery is required by Canadian Securities Laws or the Securities Act or, as applicable, after the Company had furnished such Selling Holder with a sufficient number of copies of the same. The indemnities of the Company contained in this Section 9.1 shall remain in full force and effect regardless of any investigation made by or on behalf of such Covered Person and shall survive any transfer of securities. Any amounts advanced by the Company to an Indemnified Party pursuant to this Section 9.1 as a result of such Losses will be returned to the Company if it is finally determined by such a court in a judgment not subject to appeal or final review that such Indemnified Party was not entitled to indemnification by the Company.

9.2	Indemnification by the Selling Holders.

In connection with a registration made pursuant to Article 2 or Article 3, each Selling Holder will, to the full extent permitted by applicable Law, indemnify and hold harmless the Company, each of its directors and officers and each Person (other than such Selling Holder), if any, who controls the Company within the meaning of Canadian Securities Laws, the Securities Act or the Exchange Act, each other Selling Holder, against any Losses (excluding loss of profits) to which the Company, such directors and officers, such controlling Person or such other Selling Holder, may become subject under Canadian Securities Laws, the Securities Act, Exchange Act state securities laws or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement of a material fact contained in (a) any Canadian Preliminary Prospectus, Canadian Prospectus or any amendment or supplement thereto, or any document incorporated by reference therein, or any other such disclosure document or other document or report, or (b) any Registration Statement under which such Registrable Securities were registered under the Securities Act, any preliminary or final Prospectus, or any related summary Prospectus, or any amendment or supplement thereto, or any document incorporated by reference therein, or any other such disclosure document (including without limitation reports and other documents filed under the Exchange Act and any document incorporated by reference therein) or other document or report, or (ii) the omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, in each case, to the extent, but only to the extent that such statement or omission described in the foregoing clauses (i) or (ii) was made in reliance upon information contained in information furnished in writing to the Company by or on behalf of such Selling Holder, specifically for use in such (x) Canadian Preliminary Prospectus or Canadian Prospectus, or amendment or supplement thereto, or any document incorporated by reference therein, or any other such disclosure document or other document or report, or (y) Registration Statement, preliminary, final or summary Prospectus, or any amendment or supplement thereto, incorporated document or other such disclosure document or other document; provided, however, that in no event will the obligations of such Selling Holder hereunder exceed an amount equal to the net proceeds to such Selling Holder (after deducting all underwriter’s discounts and commissions and all other expenses paid by such Holder in connection with the registration in question) from the disposition of Registrable Securities pursuant to such registration. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling Person and shall survive any transfer of securities. Any amounts advanced by the Selling Holders to an Indemnified Party pursuant to this Section 9.2 as a result of such losses will be returned to the Selling Holders if it is finally determined by such a court in a judgment not subject to appeal or final review that such Indemnified Party was not entitled to indemnification by the Selling Holders.

9.3	Notification of Claims, etc.

Promptly after receipt by a Party entitled to indemnification under this Article 9 (an “Indemnified Party”) of notice of the commencement of any action or proceeding involving a claim of the type referred to in the foregoing provisions of this Article 9, such Indemnified Party will, if a claim in respect thereof is to be made against any Indemnifying Party, give written notice to each such party which may be required to provide indemnification (an “Indemnifying Party”) of the commencement of such action; provided, however, that the failure of any Indemnified Party to give such notice will not relieve such Indemnifying Party of its obligations under this Article 9, except to the extent that such Indemnifying Party is materially prejudiced by such failure. In case any such action is brought against an Indemnified Party, each Indemnifying Party will be entitled to participate in and to assume the defense thereof, jointly with any other Indemnifying Party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such Indemnified Party, and (subject to the following sentence) after notice from an Indemnifying Party to such Indemnified Party of its election so to assume the defense thereof, such Indemnifying Party will not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof. The Indemnified Party may participate in such defense at such party’s expense; provided, however, that the Indemnifying Party will pay such expense if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential conflict of interests between the Indemnified Party and any other party represented by such counsel in such proceeding; provided, further, that in no event will the Indemnifying Party be required to pay the expenses of more than one law firm as counsel for all Indemnified Parties pursuant to this sentence. If, within 30 days after receipt of the notice, such Indemnifying Party has not elected to assume the defense of the action, such Indemnifying Party will be responsible for any legal or other expenses reasonably incurred by such Indemnified Party in connection with the defense of the action, suit, investigation, inquiry or proceeding. If an Indemnifying Party assumes the defense, the Indemnifying Party shall not have the right to settle such action without the consent of the Indemnified Party, unless the entry of a judgment or settlement contains an unconditional release of the Indemnified Party in respect of all liability in respect of such claims or litigation. An Indemnified Party may, in the defense of any such claim or litigation, consent to the entry of a judgment or enter into a settlement without the consent of the Indemnifying Party only if such judgment or settlement contains a general release of the Indemnifying Party in respect of such claims or litigation and does not involve injunctive or similar remedy likely to establish a custom or practice adverse to the continuing business interests of the Indemnifying Party.

9.4	Contribution.

If the indemnification provided for in Section 9.1 or Section 9.2 is unavailable to a party that would have been an Indemnified Party under any such Section in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each party that would have been an Indemnifying Party thereunder will, in lieu of indemnifying such Indemnified Party, contribute to the amount paid or payable by such Indemnified Party as a result of such Losses (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative fault of such Indemnifying Party on the one hand and such Indemnified Party on the other in connection with the statements or omissions which resulted in such Losses (or actions or proceedings in respect thereof). The relative fault will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such Indemnifying Party or such Indemnified Party and the Parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Parties agree that it would not be just and equitable if contribution pursuant to this Section 9.4 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the preceding sentence. The amount paid or payable by a contributing party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to in this Section 9.4 will include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the foregoing, no Person guilty of (i) misrepresentation (as defined in Canadian Securities Laws), or (ii) fraudulent misrepresentation (as defined in the Securities Act), will be entitled to contribution from any Person who was not guilty of such misrepresentation or fraudulent misrepresentation, as the case may be.

Article 10
REPORTING

10.1	Rule 144 Reporting.

With a view to making available the benefits of certain rules and regulations of the SEC that may at any time permit the sale of the Registrable Securities to the public without registration, the Company agrees, at its expense, to use all commercially reasonable efforts to:

(1)	at all times make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

(2)	file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act; and

(3)	so long as any Holder owns any Registrable Securities, furnish to the Holders forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of the Exchange Act.

10.2	Canadian Securities Law Requirements.

With a view to making available the benefits of certain rules and regulations of any Canadian Securities Laws that may at any time permit the sale of the Registrable Securities to the public without the filing of a Canadian Prospectus, once a public market exists for the Subordinate Voting Shares, the Company agrees to use all commercially reasonable efforts to:

(1)	at all times make and keep public information available, as those terms are understood under the Canadian Securities Laws;

(2)	file with the appropriate Canadian Securities Authorities in a timely manner all reports and other documents required of the Company under Canadian Securities Laws; and

(3)	so long as any Holder owns any Registrable Securities, furnish to the Holders forthwith upon request a written statement by the Company stating that the Company is a reporting issuer and is not in default of any requirement of Canadian Securities Laws.

10.3	Restrictive Legend Removal

In connection with any sale, assignment, transfer or other disposition of Subordinate Voting Shares by a Holder pursuant to Rule 144 or pursuant to any other exemption under the Securities Act and Canadian Securities Laws such that Subordinate Voting Shares held by such Holder become freely tradable and upon compliance by such Holder with the requirements of this Agreement, if requested by such Holder, the Company shall use commercially reasonable efforts to cause its transfer agent(s) to remove any restrictive legends related to the book entry account holding such Subordinate Voting Shares and make a new, unlegended entry for such book entry Subordinate Voting Shares sold or disposed of without restrictive legends within three trading days upon any such request therefor from such Holder; provided, that the Company and the transfer agent(s) have timely received from such Holder customary representations and other documentation reasonably acceptable to the Company and the transfer agent(s) in connection therewith. Subject to receipt from such Holder by the Company and the transfer agent(s) of customary representations and other documentation reasonably acceptable in connection therewith, such Holder may request that the Company remove any legend from the book-entry position evidencing its Subordinate Voting Shares following the earliest of such time as such Subordinate Voting Shares (i) have been or are about to be sold or transferred pursuant to an effective registration statement or (ii) have been or are about to be sold pursuant to Rule 144; however, the legend required by applicable Canadian Securities Laws shall remain for the entirety of the applicable period. If restrictive legends are no longer required for such Subordinate Voting Shares pursuant to the foregoing, the Company shall, in accordance with the provisions of this section and as soon as reasonably practicable and in any case within three trading days of any request therefor from such Holder accompanied by such customary and reasonably acceptable representations and other documentation referred to above establishing that restrictive legends are no longer required, deliver to the transfer agent(s) irrevocable instructions that the transfer agent(s) shall make a new, unlegended entry for such book entry Subordinate Voting Shares. If the Subordinate Voting Shares are eligible for resale under Rule 144(b)(1) or any successor provision without the requirement for the Company to be in compliance with the current public information requirement under Rule 144 and without volume or manner-of-sale restrictions applicable to the sale or transfer of such Subordinate Voting Shares, or pursuant to an effective registration statement, the Company will cause its transfer agent to promptly remove all restrictive legends, provided that the Company and the transfer agent(s) have timely received from a Holder customary representations and other documentation reasonably acceptable to the Company and the transfer agent(s) in connection therewith. To the extent required by the transfer agent(s), the Company shall use commercially reasonable efforts to cause its legal counsel to deliver a customary opinion as soon as reasonably practicable and in any case within three trading days of the delivery of all reasonably necessary representations and other documentation from a Holder as reasonably requested by the transfer agent. The Company shall be responsible for the fees of its transfer agent(s), the costs of any opinions of its counsel, and all DTC fees associated with such transactions.

Article 11
CRANE HARBOR LOCK-UP

11.1	Lock-Up.

Except as provided in this Article 11, each Former Crane Harbor Holder agrees that during the period beginning on the Effective Date and ending on the Former Crane Harbor Holder Lock-Up End Date (the “Former Crane Harbor Holder Lock-Up Period”), such Former Crane Harbor Holder shall not (i) Transfer any securities of the Company; or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Subordinate Voting Shares, Multiple Voting Shares or other securities, in cash or otherwise.

11.2	Term.

Section 11.1 shall not apply to the Transfer of any or all of the securities of the Company to any Permitted Transferee, so long as any such Transfer is made to a Permitted Transferee in accordance with Section 11.4.

11.3	Legend.

During the Former Crane Harbor Holder Lock-Up Period, each certificate, direct registration statement or other written instrument evidencing any Registrable Security held by a Former Crane Harbor Holder shall be stamped or otherwise imprinted with a legend in substantially the following form, in addition to any other applicable legends:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN AN INVESTOR AND REGISTRATION RIGHTS AGREEMENT, DATED AS OF MARCH 26, 2026, BY AND AMONG THE ISSUER OF SUCH SECURITIES (THE “ISSUER”) AND THE ISSUER’S SECURITY HOLDER NAMED THEREIN, AS AMENDED. A COPY OF SUCH INVESTOR AND REGISTRATION RIGHTS AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

11.4	Additional Holders; Joinder.

In addition to Persons who may become Holders pursuant to Section 11.2, subject to the prior written consent of each of the Sponsor and the Company, Holders may make any Permitted Transferee after the date hereof a party to this Agreement (each such Person, an “Additional Holder”) by obtaining an executed joinder to this Agreement from such Additional Holder. Such joinder shall specify the rights and obligations of the applicable Additional Holder under this Agreement. Upon the execution and delivery and subject to the terms of a joinder by such Additional Holder, Subordinate Voting Shares and Multiple Voting Shares held by such Additional Holder shall be Registrable Securities to the extent provided herein and therein and such Additional Holder shall be a Holder under this Agreement with respect to such Subordinate Voting Shares and Multiple Voting Shares.

Article 12
GOVERNANCE

12.1	Initial Board Designees.

At or prior to the Effective Date, the Company will take all action as may be necessary or appropriate such that, effective immediately after the Effective Date, the initial Board (the “Initial Board”) shall be appointed or elected such that (a) the Initial Board complies with the applicable Law and the rules and regulations of each securities exchange or automated quotation system on which securities issued by the Company are listed, including with respect to independence; (b) one member of the Initial Board shall be designated by the Sponsor prior to Effective Date, subject to the Company’s consent (such consent not to be unreasonably withheld, delayed or conditioned) (any such director, a “Sponsor Director”), (c) the remaining members of the Initial Board shall be designated by the Company prior to Effective Date, subject to Crane Harbor’s consent (such consent not to be unreasonably withheld, delayed or conditioned), which shall Initial Board include the Chief Executive Officer of the Company and an individual designated by the Founder (the “Founder Director”).

12.2	Designation of Nominees.

Pursuant to the terms and subject to the conditions set forth in this Section 12.2 and applicable Law, in respect of any Director Election Meeting, the Company, the Founder and the Sponsor shall take all necessary action to nominate a Board that complies with the applicable Law and the rules and regulations of each securities exchange or automated quotation system on which securities issued by the Company are listed, including with respect to independence. In addition, in respect of any Director Election Meeting as long as Founder owns, controls or directs, directly or indirectly, in the aggregate, 5% or more of the voting rights attached to all then-outstanding Company Shares (on a non-diluted basis) at the time such nomination is delivered in accordance with Section 12.3, (i) the Company’s Chief Executive Officer shall be a Nominee, and (ii) Founder shall be entitled to nominate one Nominee. Sponsor’s right to designate a Nominee shall terminate immediately prior to the first Director Election Meeting after the Effective Date.

12.3	Nomination Procedures.

(a) For so long as a Party has the right to designate a Nominee under Section 12.2: (i) the Company will notify such Party of any Director Election Meeting called or proposed to be called by the Company at least 75 calendar days prior to the date of such Director Election Meeting; (ii) such Party may notify the Company of its designated Nominee at any time following receipt of the notice provided by the Company in accordance with Section 12.3(a)(i) but no less than 60 calendar days prior to the date of any Director Election Meeting. If, prior to the Director Election Meeting, a Nominee designated under Section 12.2 is unable or unwilling to serve as a Director, then then the Party who nominated such Nominee will be entitled to designate a replacement provided that such designation is provided in advance of the issuance of any management information circular / proxy statement or form of proxy relating to any Director Election Meeting or any written consent submitted to Company Shareholders for the purpose of electing Directors and except where such Party would have otherwise ceased to be entitled to designate such Nominee pursuant to Section 12.2; (iii) if a Party fails to deliver notice to the Company of its designated Nominee at least 60 calendar days prior to the date of any Director Election Meeting, such Party shall be deemed to have designated the same Nominee previously designated by it; (iv) subject to the Company’s consent of a Nominee, the Company will: (w) nominate for election and include in any management information circular / proxy statement and form of proxy relating to any Director Election Meeting (or submit to Company Shareholders by written consent, if applicable) a person designated as a Nominee under Section 12.2, (y) recommend (and reflect such recommendation in any management information circular, proxy statement and form of proxy relating to any Director Election Meeting or in any written consent submitted to Company Shareholders of the Company for the purpose of electing Directors) that Company Shareholders vote to elect such Nominee as a Director for a term of office expiring at the subsequent annual meeting of Company Shareholders, (x) use reasonable commercial efforts to solicit, obtain proxies in favor of and otherwise support the election of such Nominee at the applicable Director Election Meeting, each in a manner no less favourable than the manner in which the Company supports its own Nominees for election at the applicable Directors Election Meeting, and (z) take all other reasonable steps which it considers in its sole discretion may be necessary or appropriate to recognize, enforce and comply with the rights of the Sponsor and the Founder, as applicable, under this Article 12.

(b) The selection of Nominees, other than the Nominees designated pursuant to Section 12.2 (including when any designation right of the Sponsor or the Founder has not been exercised pursuant thereto), shall rest with the Board, or any committee determined by the Board.

12.4	Vacancies

If the Sponsor Director or the Founder Director resigns, is removed or is unable to serve for any reason prior to the expiration of his or her term as a Director, then the Sponsor or the Founder, as applicable, shall, subject to Section 12.2, be entitled to designate a replacement Director, subject to the Company’s consent (such consent not to be unreasonably withheld, delayed or conditioned), to be appointed by the Board as soon as reasonably practicable, except where the Sponsor or the Founder, as applicable, would have otherwise ceased to be entitled to designate such Nominee pursuant to Section 12.2.

12.5	Compensation; Indemnification.

Any Sponsor Director or Founder Director shall be entitled to the same expense reimbursement and advancement, exculpation and indemnification in connection with his or her role as a director as the other members of the Board, as well as reimbursement for documented, reasonable out-of-pocket expenses incurred in attending meetings of the Board or any committee of the Board of which such Sponsor Director is a member, if any, in each case to the same extent as the other members of the Board or any committee of the Board, as applicable. Any Sponsor Director shall be also entitled to any retainer, equity compensation or other fees or compensation paid to the other non-employee directors of the Company for their services as a director, including any service on any committee of the Board.

Article 13
MISCELLANEOUS

13.1	Term.

This Agreement will be effective as of the Effective Date and shall terminate with respect to any individual Holder (i) on the date when such Holder cease to beneficially own (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the date of this Agreement) any Registrable Securities, or (ii) by written notice at any time by such Holder to the Company; provided that in the event of any termination pursuant to this clause (ii), any such Holder shall not sell any Subordinate Voting Shares during any delay of registration pursuant to Section 2.5 of this Agreement pending at the time of such termination. Article 9 shall survive any termination.

13.2	Notices.

Any notice, direction, certificate, consent, determination or other communication given pursuant to this Agreement (each a “Notice”) must be in writing, sent by personal delivery, courier or email and addressed:

(a) to the Company at:

Xanadu Quantum Technologies Limited.
777 Bay Street, Suite 2902
Toronto, Ontario M5G 2C8
Attn: [***]
Email: [***]

with a copy (which shall not constitute notice) to:

Osler, Hoskin & Harcourt LLP
100 King Street West

Suite 6200

Toronto, Ontario M5X 1B8
Attn: [***]
Email: [***]

with a copy (which shall not constitute notice) to:

Cooley LLP
[***]
Attn: [***]
Email: [***]

(b) to the Founder at:

Christian Weedbrook

777 Bay Street, Suite 2902

Toronto, Ontario M5G 2C8
Email: [***]

with a copy (which shall not constitute notice) to:

Osler, Hoskin & Harcourt LLP
100 King Street West

Suite 6200

Toronto, Ontario M5X 1B8
Attn: [***]
Email: [***]

with a copy (which shall not constitute notice) to:

Cooley LLP
3 Embarcadero Center

20th Floor

San Francisco, CA 94111-4004
Attn: [***]
Email: [***]

(c) to the Sponsor at:

Crane Harbor Sponsor LLC

1845 Walnut Street, Suite 1111

Philadelphia, PA 19103

Attention: [***]

Email: [***]

with a copy (which shall not constitute notice) to:

Winston & Strawn LLP

800 Capitol Street,

Suite 2400

Attention: [***]

Email: [***]

with a copy (which shall not constitute notice) to:

Bennett Jones LLP

4500 Bankers Hall East, 855 2nd Street SW

Calgary, AB

Canada T2P 4K7

Attn: [***]

Email: [***]

If to a Holder, to the address or email address set forth for such Holder on the signature page hereof.

Notice is deemed to be given and received if sent by personal delivery, courier or email, on the date of delivery or transmission (as the case may be) if it is a Business Day and the delivery or transmission (as the case may be) was made prior to 4:00 p.m. (local time in place of receipt) and otherwise on the next Business Day. A Party may change its address for service from time to time by providing a Notice in accordance with the foregoing. Any subsequent Notice must be sent to the Party at its changed address. Any element of a Party’s address that is not specifically changed in a Notice will be assumed not to be changed.

13.3	Further Assurances.

Each Party shall provide such further documents or instruments required by any other Party as may be necessary or desirable to effect the purpose of this Agreement and carry out its provisions.

13.4	Amendments and Waiver.

This Agreement may be amended, modified, extended or terminated, and the provisions hereof may be waived, only by an agreement in writing signed by (i) the Company, (ii) Company Former Crane Harbor Holders who hold at least a majority in interest of the then-outstanding number of Registrable Securities held by all Company Former Crane Harbor Holders at such time and (iii) Company Former Xanadu Holders holding at least a majority in interest of the then-outstanding number of Registrable Securities held by all Company Former Xanadu Holders at such time. In addition, each Party hereto may waive any right hereunder by an instrument in writing signed by such Party. Each such amendment, modification, extension, termination and waiver shall be binding upon each Holder.

13.5	Entire Agreement.

This Agreement constitutes the entire agreement between the Parties with respect to the matters contemplated by this Agreement and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties related to such matters. There are no representations, warranties, covenants, conditions or other agreements, express or implied, collateral, statutory or otherwise, between the Parties in connection with the subject matter of this Agreement, except as specifically set forth in this Agreement. The Parties have not relied and are not relying on any other information, discussion or understanding in entering into this Agreement.

13.6	Severability.

If any provision of this Agreement is determined to be illegal, invalid or unenforceable, by an arbitrator or any court of competent jurisdiction from which no appeal exists or is taken, that provision will be severed from this Agreement and the remaining provisions will remain in full force and effect.

13.7	Governing Law.

(1)	This Agreement is governed by, and will be interpreted and construed in accordance with, the Laws of the Province of Ontario and the federal Laws of Canada applicable therein.

(2)	Each Party irrevocably attorns and submits to the exclusive jurisdiction of the Ontario courts situated in the City of Toronto, and waives objection to the venue of any proceeding in such court or that such court provides an inconvenient forum.

13.8	Remedies.

The Parties hereto shall have all remedies available at law, in equity or otherwise in the event of any breach or threatened breach or violation of this Agreement or any default hereunder by a Party. The Parties acknowledge and agree that any breach of this Agreement shall cause the other non-breaching Parties irreparable harm, and that in addition to any other remedies which may be available, each of the Parties hereto will be entitled, without the posting of bond, to specific performance of the obligations of the other Parties hereto and, in addition, to such other equitable or injunctive remedies (including preliminary or temporary relief or injunctions) as may be appropriate in the circumstances.

13.9	Counterparts.

This Agreement may be executed in any number of counterparts, each of which is deemed to be an original, and such counterparts together constitute one and the same instrument. Transmission of an executed signature page by facsimile, email or other electronic means is as effective as a manually executed counterpart of this Agreement.

[Signature page follows.]

IN WITNESS WHEREOF the Parties have executed this Agreement.

XANADU QUANTUM TECHNOLOGIES LIMITED

By	/s/ Christian Weedbrook
	Name:	Christian Weedbrook
	Title:	Chief Executive Officer

CRANE HARBOR SPONSOR, LLC

By:	/s/ William Fradin
	Name:	William Fradin
	Title:	Managing Member

[Signature Page to Registration Rights Agreement]

Bessemer Venture Partners XI Institutional L.P., By: Deer XI & Co. L.P., its general partner, By: Deer XI & Co. LTD., its general partner

By:	/s/ Lindsay McNeil
	Name:	Lindsay McNeil
	Title:	Deputy General Counsel

Address:	[***]

Email:	[***]

Bessemer Venture Partners XI L.P., By: Deer XI & Co. L.P., its general partner, By: Deer XI & Co. LTD., its general partner

By:	/s/ Lindsay McNeil
	Name:	Lindsay McNeil
	Title:	Deputy General Counsel

Address:	[***]

Email:	[***]

[Signature Page to Registration Rights Agreement]

By:	/s/ Christian Weedbrook
Christian Weedbrook

Address:	[***]

Email:	[***]

[Signature Page to Registration Rights Agreement]

Cohen & Company Capital Markets, a Division of Cohen & Company Securities, LLC

By:	/s/ Jerry Serwik
	Name:	Jerry Serwik
	Title:	Managing Director and Head of CCM

Address:	[***]

Email:	[***]

[Signature Page to Registration Rights Agreement]

Georgian Fund IV X Invest LP, by its general partner, Georgian Partners Investment GP INC.

By:	/s/ Margaret Wu
	Name:	Margaret Wu
	Title:	Lead Investor

Address:	[***]

Email:	[***]

Georgian Partners Growth Fund (International) IV, LP, by its general partner, Georgian Partners IV GP, LP, by its general partner, Georgian Partners IV GP Inc.

By:	/s/ Margaret Wu
	Name:	Margaret Wu
	Title:	Lead Investor

Address:	[***]

Email:	[***]

Georgian Partners Growth Fund IV, LP, by its general partner, Georgian Partners IV GP, LP, by its general partner, Georgian Partners IV GP Inc.

By:	/s/ Margaret Wu
	Name:	Margaret Wu
	Title:	Lead Investor

Address:	[***]

Email:	[***]

[Signature Page to Registration Rights Agreement]

Golden Venture Partners Fund II, LP, by Golden VP II, Inc., its General Partner

By:	/s/ Matt Golden
	Name:	Matt Golden
	Title:	President

Address:	[***]

Email:	[***]

Golden Ventures Opportunities Fund, LP, by Golden VP Opps, Inc., its general partner

By:	/s/ Matt Golden
	Name:	Matt Golden
	Title:	President

Address:	[***]

Email:	[***]

[Signature Page to Registration Rights Agreement]

Jonestrading Institutional Services LLC

By:	/s/ Burke Cook
	Name:	Burke Cook
	Title:	Chief Accounting Officer and General Counsel

Address:	[***]

Email:	[***]

[Signature Page to Registration Rights Agreement]

Omers Ventures III, LP by its general partner Omers Ventures Management INC.

By:	/s/ Brian Kobus
	Name:	Brian Kobus
	Title:	Managing Director, Fund Operations

By:	/s/ Marjorie Claire Webster
	Name:	Marjorie Claire Webster
	Title:	Director, Legal

Address:	[***]

Email:	[***]

Omers Ventures, LP by its general partner Omers Ventures Management Inc.

By:	/s/ Brian Kobus
	Name:	Brian Kobus
	Title:	Managing Director, Fund Operations

By:	/s/ Marjorie Claire Webster
	Name:	Marjorie Claire Webster
	Title:	Director, Legal

Address:	[***]

Email:	[***]

[Signature Page to Registration Rights Agreement]

Radical Ventures Fund II (International), L.P. by its General Partner Radical Ventures II GP Inc.

By:	/s/ Jordan Jacobs
	Name:	Jordan Jacobs
	Title:	Chief Executive Officer

Address:	[***]

Email:	[***]

Radical Ventures Fund II, L.P. by its General Partner Radical Ventures II GP INC.

By:	/s/ Jordan Jacobs
	Name:	Jordan Jacobs
	Title:	Chief Executive Officer

Address:	[***]

Email:	[***]

[Signature Page to Registration Rights Agreement]

Real Investment Fund 17 (International), L.P., represented by its general partner, Real Investment 17 GP, L.P., represented by its general partner, Real Investment 17 GP INC.

By:	/s/ Jean-Sébastien Cournoyer
	Name:	Jean-Sébastien Cournoyer
	Title:	Authorized Signatory

Address:	[***]

Email:	[***]

Réal Investment Fund 17 L.P. represented by its general partner, Real Investment 17 GP, L.P., represented by its general partner, REAL INVESTMENT 17 GP INC.

By:	/s/ Jean-Sébastien Cournoyer
	Name:	Jean-Sébastien Cournoyer
	Title:	Authorized Signatory

Address:	[***]

Email:	[***]

[Signature Page to Registration Rights Agreement]

Real Xanadu SPV, L.P., represented by its general partner, REAL INVESTMENT 17 GP, L.P., represented by its general partner, REAL INVESTMENT 17 GP INC.

By:	/s/ Jean-Sébastien Cournoyer
	Name:	Jean-Sébastien Cournoyer
	Title:	Authorized Signatory

Address:	[***]

Email:	[***]

[Signature Page to Registration Rights Agreement]